Exhibit 10.8
AGENCY AGREEMENT
     THIS AGENCY AGREEMENT (this “Agreement”) is dated as of                                                              , 2006, and is by and between Herring Bank, as Trustee (the “Trustee”),                                         , a                                         corporation, as agent (the “Agent”) and Performance Home Buyers, LLC, an Ohio limited liability company (“PHB”).
     WHEREAS, Trustee has been appointed as trustee of up to $25,000,000 Senior Secured Notes (“Notes”) to be issued by PHB;
     WHEREAS, proceeds from the sale of the Notes will be deposited into an escrow account established with (name of Bank) (“Bank”) and disbursed as provided therein;
     WHEREAS, Trustee desires to appoint Agent, a national title company, as its agent with respect to the disbursement of funds from the escrow account once Agent has determined or provided for, among other things, a first mortgage lien on PHB-owned real estate securing the funds in accordance with Section 4.8 of the Indenture relating to the Notes dated                                                              , 2006 (the “Note Indenture”); and
     WHEREAS, the parties hereto also desire to provide a process for the delivery of mortgage or deed of trust releases or satisfactions upon the payment in full of prior Trustee mortgages or deeds of trust.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Appointment of Agent. Trustee hereby appoints Agent to be its agent with respect to: (i) the disbursement of funds from the escrow account established with Bank, and, (ii) the execution and delivery of releases or satisfactions of previous mortgages or deeds of trust on PHB-owned land upon payment in full of the underlying obligation. Agent hereby accepts such appointment and agrees to fulfill its obligations and duties as Agent in accordance with the terms of this Agreement.
     2. Representations and Warranties of the Parties. Each party to this Agreement warrants and represents to the other party to this Agreement that:
     (a) such party is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized;
     (b) the execution, delivery and performance of this Agreement, and the execution and delivery of all other documents in connection with this Agreement, constitute the legal, valid and binding obligations of such party and are enforceable against such party in accordance with their terms (subject, as to enforceability, to limitations resulting from bankruptcy, insolvency and other similar laws affecting creditors’ rights generally); and
     (c) that such party, and each individual executing this Agreement on behalf of such party, is duly authorized, and has all power and authority necessary to make such execution, delivery and performance of this Agreement and of all other documents in connection herewith, without the consent or approval of any other person or regulatory authority or governmental body, and such execution, delivery and performance does not conflict with, result in a violation of, or constitute a default under any provision of any articles of incorporation, certificate of formation, limited liability company agreement or organization, or bylaws, or any agreement or other instrument binding on such party, or any law, governmental regulation, court decree or order applicable to such party.
     3. Agent’s Duties – Disbursement of Escrowed Funds.
Within twenty-four (24) hours of a request from PHB, Agent shall issue written authorization to Bank for immediate release of escrowed funds for the purposes identified by PHB provided that the terms of Section 4.8 of the Indenture have been complied with. In addition, as a condition precedent to issuance of such written authorization by Agent to Bank, Agent shall have received the following:
     (a) the following documents from PHB, duly executed and delivered by the parties thereto and if necessary in proper recordable form:
     (i) PHB’s Mortgage or Deed of Trust: the mortgage or deed of trust (and any related security agreement and/or financing statement) executed by PHB, as Grantor, in favor of Trustee for the benefit of the holders of the Notes, pursuant to which PHB has granted to Trustee a lien and security interest in and to the PHB Land to secure, among other things, payment of all the principal amount of the Notes payable by PHB (each, “Mortgage or Deed of Trust”);
     (ii) Subordination Agreement: any subordination agreement, pursuant to which other indebtedness of PHB or any other subordinated lien on such PHB Land is subordinated to the indebtedness of PHB under the Notes;
     (iii) Additional Documents/Contract Assignment: any and all other documents and instruments executed by the PHB, including any conditional assignment of any land contract or lease existing on the PHB Land and delivered to Trustee in connection with the refinancing transaction contemplated by such Mortgage or Deed of Trust; and
     (iv) UCC Financing Statements: any UCC-1 Financing Statements in recordable form, serving to perfect a valid lien on the personal property, if any, granted under such Mortgage or Deed of Trust;

     (b) the following other documents:
     (i) a mortgagee’s title insurance policy issued by Agent or other acceptable title insurance company in an amount equal to the face amount of such Mortgage or Deed of Trust, insuring such Mortgage or Deed of Trust as a first and primary lien on a good and marketable fee simple title to the PHB Land, subject only to “Permitted Encumbrances” (as that term is defined in such Mortgage or Deed of Trust) and, without limiting the generality of the foregoing, insuring such Mortgage or Deed of Trust against claims for mechanics’ liens, rights of parties in possession and matters which would be disclosed by a comprehensive survey and including special assessment searches, judgment searches and all other customary searches, and a zoning endorsement;
     (ii) written evidence of payment of: (i) all real estate taxes relating to the PHB Land presently due and payable, and (ii) all levied and pending assessments relating to PHB Land (or, in lieu thereof, payment in escrow of an amount determined by the Trustee or Agent); and
     (iii) if required by Agent, a preliminary perimeter land survey of the PHB Land, prepared at PHB’s expense, certified to Trustee and PHB by a licensed, registered surveyor acceptable to Agent, and a copy of any plat for PHB Land. The parties hereto acknowledge and agree that such documents should only be required in the unusual situation where boundary problems exist with respect to PHB Land at the time of the contemplated refinancing transaction;
     (c) evidence of payment of all expenses incurred in connection with the refinancing transaction contemplated by such Mortgage or Deed of Trust and evidence that the ratio of the value of the PHB Land to the principal amount of such Mortgage or Deed of Trust (the “Ratio”) shall not be less than 1 to 1; and
     (d) such other documents and instruments as Trustee or Agent may reasonably request.
Agent will record all transactions, receipts and disbursements and furnish a statement of transactions and a cumulative accounting of the Ratio as of the date of applicable refinancing transactions on at least a monthly basis and at other times requested by the Trustee.
For purposes hereof, the term “PHB Land” shall mean the real property owned by PHB which is legally described on Exhibit A to each Mortgage or Deed of Trust.
     4. Agent’s Duties – Release or Satisfaction of Prior Mortgages or Deeds of Trust.
     Upon request of PHB accompanied by evidence of payment of full of the underlying obligations, Agent shall deliver or provide for recording a release or satisfaction of any prior Trustee mortgage or deed of trust with respect to PHB Land. If requested by PHB, such release or satisfaction shall be provided simultaneous with payment of the underlying obligation in accordance with Agent’s practices and procedures.
     5. Notices. Any notice to be given or other document to be delivered by and party to the others hereunder, may be delivered in person, or to an officer of any party, or may be deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, or by Federal Express or a similar overnight delivery service, or by facsimile machine if concurrently delivered by another permissible method set forth in this Section, and addressed to the party for whom intended, to the address set forth below its signature below. Any party hereto may from time to time, by written notice to the others, designate a different address which shall be substituted for the one specified herein. Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given and received (i) upon personal delivery, or (ii) as of the third business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth above, (iii) the immediately succeeding business day after deposit with Federal Express or a similar overnight delivery system, or (iv) upon confirmation of receipt if delivered by facsimile machine.
     6. Agent’s Fees and Expenses. Agent will not be paid a fee for its services under this Agreement. Agent will be reimbursed by PHB for its reasonable out-of-pocket expenses for performing this Agreement; provided however, that said amount shall not exceed $                      per month. Title services performed by Agent in connection with the refinancing transactions contemplated herein or otherwise shall be the subject of a separate agreement and nothing herein shall be construed to affect the terms and conditions of such agreements, including Agent’s right to receive fees for such services or reimbursement of costs as provided therein.
     7. Termination of Agreement. This Agreement shall terminate as follows:
     (a) Any party may terminate this Agreement upon at least 10 days’ prior written notice to each other party.
     (b) This Agreement shall terminate automatically in the event of the bankruptcy of any party, or any party becoming the subject of an involuntary petition for relief under the United States Bankruptcy Code or any other similar federal or state law, and shall be applicable to any and all distributions made by any receiver, debtor-in-possession or other person acting under the authority of any court.
     (c) This Agreement shall terminate automatically on the first (1st) business day after redemption or payment in full of all the Notes.
     8. Amendment. This Agreement may not be amended or modified except by a written agreement signed by the parties in interest at the time of such modification.

9. Miscellaneous.
          (a) In case any provision is or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
          (b) This Agreement shall be binding upon the parties hereto and their successors and assigns for the uses and purposes above set forth and referred to effective immediately upon execution by the parties hereto.
          (c) This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same document.
          (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of law principles.
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(Signature Page to Agency Agreement by and between Trustee, Agent and PHB dated                                                              ,
2006)
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the first above written.

AGENT:	TRUSTEE:
HERRING BANK

By:	By:

Its:	Its:

Address:	Address:

Attention:	Attention:

PERFORMANCE HOME BUYERS, LLC

By:

Its:

Address:
4130 Linden Avenue
Suite 303
Dayton, OH 45432
Attention: Wayne Hawkins